Exhibit 99.1

April 17, 2014	Analyst Contact:	T.D. Eureste 918-588-7167
	Media Contact:	Brad Borror 918-588-7582

ONEOK Increases Quarterly Dividend
By 40 Percent from Previous Quarter

TULSA, Okla. – April 17, 2014 – The board of directors of ONEOK, Inc. (NYSE: OKE) today increased ONEOK’s quarterly cash dividend by 16 cents per share, or 40 percent, to 56 cents per share, effective for the first quarter 2014, resulting in an annualized cash dividend of $2.24 per share. The dividend is payable May 15, 2014, to shareholders of record at the close of business April 30, 2014.

“This latest dividend increase – our first as a pure-play general partner of ONEOK Partners – is further evidence of our ongoing commitment to deliver sustainable, long-term value to our shareholders in the form of increased dividends,” said Terry K. Spencer, president and chief executive officer of ONEOK.

“We expect that increased distributions that ONEOK receives from ONEOK Partners, driven primarily by completed capital-growth projects from the partnership’s previously announced $6.0 billion to $6.4 billion capital-investment program, will strengthen ONEOK’s cash flow available for dividends and enable ONEOK to continue increasing the dividend to shareholders.”

In January 2014, ONEOK affirmed its plans to increase dividends by 1.5 cents per share per quarter for the remainder of 2014, subject to board approval. ONEOK also affirmed its 2014 cash flow available for dividends is expected to be in the range of $560 million to $640 million, reflecting higher anticipated cash distributions received from its general and limited partner interests in ONEOK Partners (NYSE: OKS).

ONEOK also has estimated an average annual dividend increase of 20 to 25 percent between 2013 and 2016, which includes the announced and planned increases in 2014 and 10 percent annual increases in 2015 and 2016, while maintaining a long-term dividend coverage ratio of approximately 1.05 times, subject to board approval.

Since January 2006, the company has increased the dividend 18 times, representing a 300 percent increase during that period.

-more-

ONEOK Increases Quarterly Dividend
By 40 Percent from Previous Quarter

April 17, 2014

ONEOK, Inc. (pronounced ONE-OAK) (NYSE: OKE) is the general partner and as of Dec. 31, 2013, owns 41.2 percent of ONEOK Partners, L.P. (NYSE: OKS), one of the largest publicly traded master limited partnerships, which is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation’s premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent and Rocky Mountain regions with key market centers.  ONEOK is a FORTUNE 500 company and is included in Standard & Poor’s (S&P) 500 Stock Index.

For information about ONEOK, Inc., visit the website: www.oneok.com.

For the latest news about ONEOK, follow us on Twitter @ONEOKNews.

Some of the statements contained and incorporated in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act.  The forward-looking statements relate to our anticipated financial performance (including projected levels of quarterly and annual dividends), liquidity, management’s plans and objectives for our growth projects and other future operations (including plans to construct additional natural gas and natural gas liquids pipelines and processing facilities), our business prospects, the outcome of regulatory and legal proceedings, market conditions and other matters.  We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995.

Forward-looking statements include the items identified in the preceding paragraph, the information concerning possible or assumed future results of our operations and other statements contained or incorporated in this news release identified by words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “should,” “goal,” “forecast,” “guidance,” “could,” “may,” “potential,” “scheduled,” and other words and terms of similar meaning.

You should not place undue reliance on forward-looking statements. Known and unknown risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. Those factors may affect our operations, markets, products, services and prices. These and other risks are described in greater detail in Item 1A, Risk Factors, in our Annual Report on Form 10-K. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Other than as required under securities laws, we undertake no obligation to update publicly any forward-looking statement whether as a result of new information, subsequent events or change in circumstances, expectations or otherwise.

###